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Exhibit 10.57

AMENDMENT NO. 4
TO THE
WELLPOINT 401(k) RETIREMENT SAVINGS PLAN
(As Amended through January 1, 2001)

        The WellPoint 401(k) Retirement Savings Plan, as amended to January 1, 2001, is further amended effective as of March 1, 2002 to eliminate the liquidation restriction on units of the WellPoint Common Stock Fund.

        1.    Section 5.10(a) is amended, effective March 1, 2002, to eliminate the liquidation restriction on the Bonus Contribution as follows:

          (a)  Liquidation Restriction. The provisions of this subsection (a) are repealed effective March 1, 2002. As of that date, a Participant may liquidate any units of the WellPoint Common Stock Fund in his or her Account that are attributable to a Bonus Contribution at any time, consistent with the Plan's standard investment procedures, and reinvest the funds in another investment fund under the Plan.

                  Prior to March 1, 2002, the following provisions apply: To the extent that the Bonus Contribution is made in the form of shares of the common stock of the Company, any units of the WellPoint Common Stock Fund in a Participant's Account that are attributable to such contribution may not be liquidated and invested in another investment fund under the Plan before the earliest to occur of (1), (2), or (3) below:

            (1)  The date that the Participant attains age 55.

            (2)  The date that the Participant ceases to be a common law Employee of all Affiliated Companies.

            (3)  Any date after the last day of the Plan Year in which the Bonus Contribution is made.

          Any units acquired due to a stock dividend or a stock split will be subject to the liquidation restrictions outlined in this subsection (a). Any units acquired due to a stock dividend or a stock split will be considered to have been credited to a Participant's Account as of the date that units representing the original shares were credited to that Participant's Account. Cash dividends on WellPoint Common Stock will not be subject to the liquidation restrictions outlined in this subsection (a).

        2.    Section 6.05 is amended, effective March 1, 2002, to eliminate the liquidation restriction on units of the WellPoint Common Stock Fund made as Matching Contributions as follows:

          6.05 Restriction on Liquidation of Units in a WellPoint Common Stock Fund. The provisions of this Section 6.05 are repealed effective March 1, 2002. As of that date, a Participant may liquidate any units of the WellPoint Common Stock Fund in his or her Account that are attributable to a Matching Contribution at any time, consistent with the Plan's standard investment procedures, and reinvest the funds in another investment fund under the Plan.

                  Prior to March 1, 2002, the following provisions apply: Once each Plan Year, a Participant may liquidate any units in a WellPoint Common Stock Fund that were required to be credited to his or her Account as a Matching Contribution ("Required Units") during any prior Plan Year. In addition, a Participant may liquidate any or all Required Units upon attaining age 55 or ceasing to be a common law employee with any Affiliated Company. Prior to 1999, a Participant may not

  direct that Required Units be liquidated and invested in another investment fund under the Plan until the earliest to occur of (a), (b), or (c) below:

            (a)  Two Years. The date that is 730 days after the date that the units to be liquidated were credited to the Participant's Account.

            (b)  Age 55. The date that the Participant attains age 55.

            (c)  No Longer an Employee. The date that the Participant ceases to be a common law Employee of all Affiliated Companies.

          Cash dividends on WellPoint Common Stock will not be subject to the liquidation restrictions outlined in this Section. Units acquired due to a stock dividend or a stock split will be subject to the liquidation restrictions outlined in this Section to the extent that the original shares were subject to these restrictions. For these purposes, units acquired due to a stock dividend or a stock split will be considered to have been credited to a Participant's Account as of the date that units representing the original shares were credited to that Participant's Account.

        IN WITNESS WHEREOF, WellPoint Health Networks Inc. caused this Amendment to be executed this 26th day of February, 2002.

WELLPOINT HEALTH NETWORKS INC.

By:	/s/ J. THOMAS VAN BERKEM	Date:	February 26, 2002

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AMENDMENT NO. 4 TO THE WELLPOINT 401(k) RETIREMENT SAVINGS PLAN (As Amended through January 1, 2001)